UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8–K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): December 5, 2013 (December 3, 2013)
THE WET SEAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35634	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, CA 92610
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:
(949) 699-3900

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 3, 2013, The Wet Seal, Inc. (“Wet Seal”) entered into a Second Amended Lease (the “Amended Lease”), with FFP, LLC, as landlord (the “Landlord”), to amend the Lease Agreement dated November 21, 1996, as amended October 28, 2006, relating to the Company’s corporate headquarters (the “Lease Agreement”).

The Amended Lease extends the term of the Company’s lease of approximately 188,200 square feet of space in Foothill Ranch, California (the “Foothill Ranch Premises”) such that the lease expires December 4, 2023. Under the terms of the Amended Lease, the monthly base rent for the Foothill Ranch Premises shall be as follows: (i) for the period from March 1, 2014 through June 30, 2017, the monthly base rent shall be $141,150.00 per month, (ii) for the period from July 1, 2017 through October 31, 2020, the monthly base rent shall be $150,560.00 per month, and (iii) for the period from November 1, 2020 through December 4, 2023, the monthly base rent shall be $159,970.00 per month. Provided Wet Seal is not in default under the Lease Agreement, Wet Seal shall only be obligated to pay Landlord 50% of the monthly base rent during the months of May 2017, June 2017, September 2020 and October 2020.
The foregoing description of the terms of the Amended Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Lease, a copy of which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The discussion contained in “Item 1.01 Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits.
(a)    Financial Statements of Business Acquired.
Not Applicable.
(b)    Pro Forma Financial Information.
Not Applicable.
(c)    Shell Company Transactions.
Not Applicable.
(d)    Exhibits.
10.1    Second Amended Lease, dated December 3, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: December 5, 2013	By:	/s/ Steven H. Benrubi
	Name:	Steven H. Benrubi
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION
10.1	Second Amended Lease, dated December 3, 2013.